UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 1, 2012
Date of Report (Date of earliest event reported)

Rovi Corporation
(Exact name of registrant as specified in its charter)

      Delaware                                     000-53413                                     26-1739297
(State or other jurisdiction of                 (Commission                               (I.R.S. employer
incorporation or organization)                         File No.)                                identification number)

2830 De La Cruz Boulevard
Santa Clara, California 95050
(Address of principal executive offices, including zip code)

(408) 562-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Rovi Corporation (the “Company”) was held on May 1, 2012.  At the Annual Meeting, the Company’s stockholders voted on (1) the election of six directors nominated by the Board of Directors to serve until the 2013 Annual Meeting of Stockholders, (2) the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012, and (3) an advisory resolution on named executive officer compensation.  The table below sets forth the final number of votes cast for and against, and the number of abstentions and broker non-votes, for each matter voted upon by the Company’s stockholders.

Proposal No. 1: Election of Directors:

Name	For	Withheld	Broker Non-Votes
Thomas Carson	97,708,002	257,626	5,360,812
Andrew K. Ludwick	96,937,868	1,027,760	5,360,812
Alan L. Earhart	95,679,899	2,285,729	5,360,812
James E. Meyer	96,063,749	1,901,879	5,360,812
James P. O’Shaughnessy	95,592,794	2,372,834	5,360,812
Ruthann Quindlen	95,668,159	2,297,469	5,360,812

Proposal No. 2: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstain	Broker Non-Votes
103,090,745	47,155	188,540	0

Proposal No. 3:  Advisory resolution on named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
68,206,806	28,046,274	1,712,548	5,360,812

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rovi Corporation
(Registrant)

Date: May 1, 2012	By:	/s/ Stephen Yu
Stephen Yu
EVP and General Counsel